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                                  Exhibit 23.02


                    Consent of KPMG LLP, Independent Auditors



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                                                                   EXHIBIT 23.02

                    CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

        We consent to incorporation by reference in the registration statement on Form S-8 of Ocular Sciences, Inc. to register 1,000,000 shares of common stock, of our reports dated January 27, 1999, relating to the consolidated balance sheets of Ocular Sciences, Inc. and subsidiaries as of December 31, 1998, and 1997, and the related consolidated statements of income, stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and the related schedule, which reports appear in the December 31, 1998, annual report on Form 10-K of Ocular Sciences, Inc.

                                            /s/ KPMG LLP


San Francisco, California
June 28, 1999